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Griffin-American Healthcare REIT II Reports
Fourth Quarter and Year End 2013 Results
Portfolio reaches $2.8 billion in assets, based on aggregate acquisition price
Company records record FFO; year-over-year NOI growth exceeds 100 percent

NEWPORT BEACH, Calif. (March 17, 2014) - Griffin-American Healthcare REIT II, Inc. today announced operating results for the company’s fourth quarter and year ended Dec. 31, 2013.

“It was a landmark year for Griffin-American Healthcare REIT II in 2013, during which we concluded one of the industry’s most successful equity offerings, expanded our footprint internationally with the acquisition of a significant senior housing portfolio in the United Kingdom, and matured to become one of the largest and best diversified healthcare REITs in the country,” said Jeff Hanson, chairman and chief executive officer.

President and chief operating officer Dan Prosky added, “Our selective approach has added significant value to Griffin-American Healthcare REIT II, as demonstrated in our 2013 financial results. We’ve experienced substantial growth in funds from operations and net operating income, maintained exceptional portfolio occupancy and rent coverage, and reduced our leverage to just 13 percent at year end, which provides the opportunity for attractive continued growth.”

2013 Highlights and Recent Accomplishments

•
Completed fourth quarter and 2013 acquisitions totaling approximately $554.9 million and $1.5 billion, respectively, based on purchase price. The company’s portfolio grew approximately 110 percent during 2013, based on purchase price, from approximately $1.3 billion as of Dec. 31, 2012 to approximately $2.8 billion as of Dec. 31, 2013. The company also expanded its geographic reach internationally during 2013 through the acquisition of a $472 million portfolio of senior housing facilities located in the United Kingdom, becoming just one of four U.S.-based healthcare REITs with a significant international footprint.

•
The company’s non-RIDEA property portfolio achieved an aggregate average occupancy of 95.8 percent, while the portion of its portfolio operated utilizing a RIDEA structure achieved an aggregate average occupancy of 93.6 percent, as of Dec. 31, 2013. Portfolio leverage (total debt divided by total assets) was just 13.1 percent at year end, while its average remaining lease term remained steady year-over-year at 9.5 years at the close of 2013, based on non-RIDEA leases in effect as of Dec. 31, 2013.

•	The company declared and paid daily distributions equal to an annualized rate of 6.65 percent to stockholders of record, based upon a $10.22 per share calculation, from January 1 to December 31, 2013.

•
On October 30, 2013, the company concluded its follow-on public offering. During 2013, the company raised a total of $1.74 billion through its initial and follow-on offerings, the second highest total among all non-traded real estate investment trusts, or REITs, during the year, according to investment banking firm Robert A. Stanger & Co. In total, the company raised more than $2.8 billion in gross offering proceeds since the launch of its initial public offering in late 2009.

•
Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, equaled approximately $85.2 million for the year ended Dec. 31, 2013, compared with $(24.9) million for 2012. Modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, equaled $109.3 million for the year ended Dec. 31, 2013, representing growth of approximately 143 percent compared to MFFO of $44.9 million for 2012. Year-over-year growth in FFO and MFFO is primarily due to the acquisition of additional properties. (Please see financial reconciliation tables and notes at the end of this release for more information regarding FFO and MFFO.)

•
Net operating income, or NOI, totaled approximately $161.0 million for the year ended Dec. 31, 2013, representing an increase of approximately 102 percent over 2012 NOI of approximately $79.6 million. Net income for the year ended Dec. 31, 2013 was $9.1 million as compared to a net loss of $63.2 million in 2012. Year-over-year growth in NOI is primarily due to the acquisition of additional properties. (Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net loss.)

Subsequent Events

•
Thus far during the first quarter 2014, the company has acquired one medical office building in Chilicothe, Ohio, one senior housing facility in Durham, North Carolina, and one skilled nursing facility in Royersford, Pennsylvania for an aggregate purchase price of approximately $85.2 million.

FINANCIAL TABLES AND NOTES FOLLOW

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012

	December 31,
	2013	2012
ASSETS
Real estate investments, net	$2,523,699,000	$1,112,295,000
Real estate notes receivable, net	18,888,000	5,182,000
Cash and cash equivalents	37,955,000	94,683,000
Accounts and other receivables, net	6,906,000	6,920,000
Restricted cash	12,972,000	8,980,000
Real estate and escrow deposits	4,701,000	2,900,000
Identified intangible assets, net	285,667,000	204,147,000
Other assets, net	37,938,000	19,522,000
Total assets	$2,928,726,000	$1,454,629,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$329,476,000	$291,052,000
Line of credit	68,000,000	200,000,000
Accounts payable and accrued liabilities	42,717,000	20,030,000
Accounts payable due to affiliates	2,407,000	1,807,000
Derivative financial instruments	16,940,000	795,000
Identified intangible liabilities, net	11,693,000	5,156,000
Security deposits, prepaid rent and other liabilities	72,262,000	75,043,000
Total liabilities	543,495,000	593,883,000

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 290,003,240 and 113,199,988 shares issued and outstanding as of December 31, 2013 and 2012, respectively	2,900,000	1,132,000
Additional paid-in capital	2,635,175,000	1,010,152,000
Accumulated deficit	(277,826,000)	(150,977,000)
Accumulated other comprehensive income	22,776,000	—
Total stockholders’ equity	2,383,025,000	860,307,000
Noncontrolling interests	2,206,000	439,000
Total equity	2,385,231,000	860,746,000
Total liabilities and equity	$2,928,726,000	$1,454,629,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31, 2013, 2012 and 2011

	Years Ended December 31,
	2013	2012	2011
Revenue:
Real estate revenue	$202,096,000	$100,728,000	$40,457,000
Resident fees and services	2,307,000	—	—
Total revenues	204,403,000	100,728,000	40,457,000
Expenses:
Rental expenses	43,387,000	21,131,000	8,330,000
General and administrative	22,519,000	11,067,000	5,992,000
Subordinated distribution purchase	—	4,232,000	—
Acquisition related expenses	25,501,000	75,608,000	10,389,000
Depreciation and amortization	76,188,000	38,407,000	14,826,000
Total expenses	167,595,000	150,445,000	39,537,000
Income (loss) from operations	36,808,000	(49,717,000)	920,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense	(18,109,000)	(13,566,000)	(6,345,000)
Gain (loss) in fair value of derivative financial instruments	344,000	24,000	(366,000)
Foreign currency and derivative loss	(11,312,000)	—	—
Interest income	329,000	15,000	17,000
Income (loss) before income taxes	8,060,000	(63,244,000)	(5,774,000)
Income tax benefit	1,005,000	—	—
Net income (loss)	9,065,000	(63,244,000)	(5,774,000)
Less: income attributable to noncontrolling interests	(14,000)	(3,000)	(2,000)
Net income (loss) attributable to controlling interest	$9,051,000	$(63,247,000)	$(5,776,000)
Net income (loss) per common share allocated to controlling interest — basic and diluted	$0.05	$(0.85)	$(0.19)
Weighted average number of common shares outstanding — basic and diluted	199,793,355	74,122,982	30,808,725

Net income (loss)	$9,065,000	$(63,244,000)	$(5,774,000)
Other comprehensive income:
Gains on intra-entity foreign currency transactions that are of a long-term investment nature	22,059,000	—	—
Foreign currency translation adjustments	739,000	—	—
Total other comprehensive income	22,798,000	—	—
Comprehensive income (loss)	31,863,000	(63,244,000)	(5,774,000)
Less: Comprehensive income attributable to noncontrolling interests	(36,000)	(3,000)	(2,000)
Comprehensive income (loss) attributable to controlling interest	$31,827,000	$(63,247,000)	$(5,776,000)

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NET OPERATING INCOME RECONCILIATION
For the Years Ended December 31, 2013 and 2012
(Unaudited)

Net operating income is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, subordinated distribution purchase, acquisition related expenses, depreciation and amortization, interest expense, foreign currency and derivative loss, interest income and income tax benefit. We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following is a reconciliation of net (income) loss, which is the most directly comparable GAAP financial measure, to net operating income for the years ended December 31, 2013 and 2012:

	Years Ended December 31,
	2013	2012
Net income (loss)	$9,065,000	$(63,244,000)
General and administrative	22,519,000	11,067,000
Subordinated distribution purchase	—	4,232,000
Acquisition related expenses	25,501,000	75,608,000
Depreciation and amortization	76,188,000	38,407,000
Interest expense	17,765,000	13,542,000
Foreign currency and derivative loss	11,312,000	—
Interest income	(329,000)	(15,000)
Income tax benefit	(1,005,000)	—
Net operating income	$161,016,000	$79,597,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
FFO, MFFO AND NORMALIZED MFFO RECONCILIATION
For the Years Ended December 31, 2013 and 2012
(Unaudited)

Due to certain unique operating characteristics of real estate companies, NAREIT, an industry trade group, has promulgated a measure known as FFO which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offerings to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate and foreign currency rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which includes gains and losses on contingent consideration), amortization of above and below market leases, amortization of closing costs and origination fees, fair value adjustments of derivative financial instruments, gains or losses on foreign currency transactions, gains or losses from the extinguishment of debt, change in deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for years ended December 31, 2013 and 2012. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offerings to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor entities or their affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor entities or their affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor entities and their affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor entities or their affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offerings.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offerings and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as our offerings where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the U.S. Securities and Exchange Commission, or SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

In addition, we are presenting normalized MFFO to adjust MFFO for the costs associated with the purchase during the third quarter of 2012 from an unaffiliated third party of the rights to any subordinated distribution that may have been owed to our former sponsor. We believe that adjusting for the purchase of the subordinated distribution provides useful information because such payment may not be reflective of on-going operations.

The following is a reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to FFO, MFFO and Normalized MFFO for the years ended December 31, 2013 and 2012:

	Years Ended December 31,
	2013	2012
Net income (loss)	$9,065,000	$(63,244,000)
Add:
Depreciation and amortization — consolidated properties	76,188,000	38,407,000
Less:
Net income attributable to noncontrolling interests	(14,000)	(3,000)
Depreciation and amortization related to noncontrolling interests	(85,000)	(11,000)
FFO	$85,154,000	$(24,851,000)

Acquisition related expenses(1)	$25,501,000	$75,608,000
Amortization of above and below market leases(2)	1,910,000	1,283,000
Amortization of closing costs and origination fees(3)	107,000	15,000
Gain in fair value of derivative financial instruments(4)	(344,000)	(24,000)
Foreign currency and derivative loss(4)(5)	11,312,000	—
(Gain) loss on extinguishment of debt(6)	(127,000)	35,000
Adjustments for noncontrolling interests(7)	(23,000)	2,000
Change in deferred rent receivables(8)	(14,224,000)	(7,081,000)
MFFO	$109,266,000	$44,987,000

Subordinated distribution purchase(9)	—	4,232,000
Normalized MFFO	$109,266,000	49,219,000
Weighted average common shares outstanding — basic and diluted	199,793,355	74,122,982
Net income (loss) per common share — basic and diluted	$0.05	$(0.85)
FFO per common share — basic and diluted	$0.43	$(0.34)
MFFO per common share — basic and diluted	$0.55	$0.61
Normalized MFFO per common share — basic and diluted	$0.55	$0.66
________

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our former advisor, our advisor entities or their affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, above and below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, direct loan origination fees and costs are amortized over the term of the notes receivable as an adjustment to the yield on the notes receivable. This may result in income recognition that is different than the contractual cash flows under the notes receivable. By adjusting for the amortization of the closing costs and origination fees related to our real estate notes receivable, MFFO may provide useful supplemental information on the realized economic impact of the notes receivable terms, providing insight on the expected contractual cash flows of such notes receivable, and aligns results with our analysis of operating performance.

(4)
Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5)	We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.
(6)	We believe that adjusting for the gain or loss on extinguishment of debt provides useful information because such gain or loss on extinguishment of debt may not be reflective of on-going operations.
(7)	Includes all adjustments to eliminate the noncontrolling interests' share of the adjustments described in Notes (1) - (6) and (8) to convert our FFO to MFFO.
(8)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, excluding the impact of foreign currency translation adjustments, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(9)	We believe that adjusting for the purchase of the subordinated distribution provides useful information because such payment may not be reflective of on-going operations.

About Griffin-American Healthcare REIT II, Inc.
Griffin-American Healthcare REIT II, Inc. is a real estate investment trust organized to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT II, please visit www.HealthcareREIT2.com.

This release contains certain forward-looking statements with respect to the success of our company, our status as one of the largest and best diversified healthcare REITs in the industry, the value of our selective acquisition approach, our ability to maintain or increase our funds from operations, net operating income, portfolio occupancy and rent coverage; our ability to maintain or reduce our leverage; and our ability to continue to grow. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties regarding available capital and debt financing; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.